UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2003

PULTE HOMES, INC.
(Exact name of registrant as specified in its Chapter)

Michigan	1-9804	38-2766606

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 647-2750

(Former name or former address, if changed since last report)

SIGNATURES
INDEX TO EXHIBITS
Press Release Dated November 20, 2003

Item 5. Other Events

     On November 20, 2003, Pulte Homes, Inc. issued the press release attached hereto as Exhibit 99.1 announcing that Del Webb Corporation has given notice of its election to redeem all of Del Webb’s outstanding 10.25% senior subordinated debentures due 2010, with an original principal amount of $150 million.

Item 7. Exhibits

Exhibit 99.1:	Press release dated November 20, 2003, announcing the redemption of Del Webb Corporation Senior Subordinated Debentures.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTE HOMES, INC.

Date: November 20, 2003	By:	/s/ John R. Stoller

		Name:	John R. Stoller
		Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1:	Press release dated November 20, 2003, announcing the redemption of Del Webb Corporation Senior Subordinated Debentures.